EXHIBIT 99.2

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Christine Regan
Senior Director, Corporate Communications	(617) 692-0522
(781) 860-8533	reganc@fleishman.com
eileen.mcintyre@cubist.com

FDA ISSUES APPROVABLE LETTER FOR CUBICIN SNDA

Conference Call Scheduled For 7:00 PM E.T. Today

Lexington, MA, March 24, 2006 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today announced that it has received an Approvable Letter from the U.S. Food & Drug Administration (FDA) for the sNDA for CUBICIN® (daptomycin for injection). The sNDA seeks a label expansion for CUBICIN based on the results of the company’s landmark Phase 3 study of CUBICIN once-a-day at 6 mg/kg for the treatment of Staphylococcus aureus (S. aureus) bacteremia and endocarditis. This trial was the first prospective, randomized and controlled registration study of these infections. The Approvable Letter indicates that Cubist’s application is approvable, subject to the FDA and Cubist reaching agreement on the label.

Cubist plans to respond to the Approvable Letter during the week of March 27th, which will commence a process to resolve the label negotiations within 60 days.

The Approvable Letter follows the positive recommendations of the Anti-infective Drugs Advisory Committee (AIDAC) on March 6th. The AIDAC met to review data from the landmark Phase 3 trial conducted by Cubist to study the efficacy and safety of CUBICIN at 6 mg/kg once-a-day as monotherapy vs. dual therapy standard of care therapy for the treatment of S. aureus bacteremia and endocarditis. Cubist and the FDA commenced label negotiations shortly after the AIDAC meeting, but have been unable to reach agreement on the label.

Cubist President and CEO, Mike Bonney, said, “We are disappointed that we have not been able to reach agreement on the label, but we plan to commence a process with the FDA next week to resolve the label negotiations within 60 days.  The agency has not requested any additional data from us.  We will work towards achieving a label that accurately reflects the data from the company’s landmark trial, the patient population studied, as well as the guidance to the FDA from the AIDAC, which met less than three weeks ago. We believe that the label should provide the best possible guidance to physicians who treat patients with these serious, and often life-threatening infections.”

*************AUDIO CONFERENCE CALL & WEBCAST INFORMATION******************

WHEN:  Friday, March 24, 2006 at 7: 00 PM E.T.

LIVE DOMESTIC & CANADA CALL-IN:  (877) 407--9210

LIVE INTERNATIONAL CALL-IN:  (201) 689-8049

24-HOUR REPLAY DOMESTIC & CANADA:  (877) 660-6853

REPLAY PASSCODES:  Account # 286 Conference ID # 197707

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet;

*********************************************************************************

CUBICIN was originally approved on September 12, 2003, at 4 mg/kg intravenously once daily for the treatment of complicated skin and skin structure infections (cSSSI) caused by Gram-positive organisms, including both susceptible and resistant strains of S. aureus (MSSA and MRSA respectively).  In September of 2005, Cubist submitted to the FDA a sNDA for an expanded label. The filing was accepted and given Priority Review designation on November 25th. The results of the Phase 3 trial on which the sNDA is based were presented at the Interscience Conference on Antimicrobial Agents and Chemotherapy in December, 2005.  The trial results showed that, for the treatment of S. aureus bacteremia and endocarditis, CUBICIN at 6 mg/kg intravenously once daily met both primary end points for non inferiority vs. comparator consisting of dual therapy (semi synthetic penicillin plus initial gentamicin for infections caused by MSSA or vancomycin plus initial gentamicin for infections caused by MRSA.)

For full prescribing information, visit www.cubicin.com.

About CUBICIN® (daptomycin for injection)

CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. indicated for the treatment of complicated skin and skin structure infections caused by susceptible strains of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-resistant strains), Streptococcus pyogenes, S. agalactiae, S. dysgalactiae subsp equisimilis and Enterococcus faecalis (vancomycin-susceptible strains only).  CUBICIN is not indicated for the treatment of pneumonia.  Most adverse events reported in the skin infection clinical trials were mild or moderate in intensity and the most common were constipation, nausea, injection site reactions, and headache.  To reduce the development of drug-resistant bacteria and maintain the effectiveness of CUBICIN, CUBICIN should be used only to treat or prevent infections that are proven or strongly suspected to be caused by bacteria susceptible to CUBICIN.  For full prescribing information, visit www.cubicin.com.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.  CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA) in complicated skin and skin structure infections. In September, 2005, Cubist submitted a supplemental New Drug Application (sNDA) for approval to add S. aureus bacteremia with known or suspected endocarditis to the indication statement for CUBICIN.  The FDA granted this application priority review.  On March 6, the Anti-Infective Drugs Advisory Committee recommended approval of an expanded label for CUBICIN. On March 24th, the FDA issued an approvable letter, with action on a label expected by late May.  The Cubist product pipeline includes our lipopeptide program, the product candidate HepeX-B and our natural products screening program.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) whether we will receive, and the potential timing of, regulatory approvals or clearances to market CUBICIN in other countries and for additional indications in the United States and other countries pursuant to our currently-planned filings and any filings we determine to make in the future, which filings are subject to approval by the applicable regulatory agency or agencies, regardless of our confidence in the results of the clinical trials supporting such filings;(ii) the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; (iii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iv)  competition, particularly with respect to CUBICIN; (v) whether the FDA accepts proposed clinical trial protocols that may be achieved in a timely manner; (vi) our ability to conduct successful clinical trials in a timely manner; (vii) the ability of our third party manufacturers, including our single source provider of bulk drug substance, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and at an acceptable cost; (viii) our dependence upon pharmaceutical and biotechnology collaborations; (ix)  our ability to finance our operations; (x) the effectiveness of our expanded sales force; (xi) potential costs resulting from product liability or other third party claims; (xii) our ability to protect our proprietary technologies; (xiii) our ability to discover or in-license drug candidates and develop and achieve commercial success for drug candidates; and (xiv)  a variety of risks common to our industry, including ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

###

Additional information can be found at Cubist’s web site at www.cubist.com